SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

581 Higuera Street, San Luis Obispo, CA  93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a material definitive agreement.

Pursuant to a Letter Agreement dated January 9, 2009, and the Securities Purchase Agreement—Standard Terms attached thereto (the “Securities Purchase Agreement”), the Company issued to the United States Department of the Treasury (“Treasury Department”) 5,116 shares of Mission Community Bancorp Series D Fixed Rate Perpetual Preferred Stock, without par value (the “Series D Preferred Stock”), having a liquidation amount per share equal to $1,000 for a total price of $5,116,000.  The Series D Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.  The Company may not redeem the Series D Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Determination described in Item 5.03).  After three years, the Company may, at its option, redeem the Series D Preferred Stock at par value plus accrued and unpaid dividends.  The Series D Preferred Stock is generally non-voting.  Prior to January 9, 2012, unless the Company has redeemed the Series D Preferred Stock or the Treasury Department has transferred the Series D Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to issue a common stock dividend or repurchase its common stock, or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.  A consequence of the Series D Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation we pay to executive management.  The Letter Agreement, as amended, is included in Exhibits 10.1 and 10.2 hereto and is incorporated herein by reference.

The Series D Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Upon the request of the Treasury Department at any time, we have agreed to promptly enter into a deposit arrangement pursuant to which the Series D Preferred Stock may be deposited and depositary shares (“Depositary Shares”) may be issued.  We have agreed to register for resale the Series D Preferred Stock and the Depositary Shares, if any, if requested to do so by the Treasury Department.  The Series D Preferred Stock is not subject to any contractual restrictions on transfer.

In addition, the Company has agreed to maintain a range of directors which would allow two additional seats on its Board of Directors to be filled by the Treasury Department in the event the Company should default on six dividend payments, whether or not consecutive, due on its Series D Preferred Stock.

In the Securities Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any securities acquired from the Company pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to our senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series D Preferred Stock and not adopt any benefit plans with respect to, or which cover, the Company’s senior executive officers that do not comply with EESA.  The applicable executives have consented to the foregoing and have executed amendments to their Employment Agreements in order to comply with EESA.

Item 3.02               Unregistered sales of equity securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03               Material modification to rights of security holders.

Prior to January 9, 2012, unless the Company has redeemed the Series D Preferred Stock or the Treasury Department has transferred the Series D Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock, or (2) redeem, purchase or acquire any shares of the Company’s common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Determination described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series D Preferred Stock.

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.  Copies of the Amendments to Employment Agreements were previously filed in a Form 8-K filed with the Securities and Exchange Commission on December 31, 2008.

Item 5.03               Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The Company created the Series D Preferred Stock pursuant to a Certificate of Determination that was filed with the California Secretary of State on January 8, 2009.  The description of the rights, preferences and privileges of the Series D Preferred Stock created by the Certificate of Determination is set forth in Items 1.01 and 3.03 herein and is hereby incorporated by reference.  A copy of the Certificate of Determination is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

In connection with the filing of the Certificate of Determination, the Company also entered into a Side Letter Agreement with the Treasury dated January 9, 2009, which requires  that the Company maintain a range of directors which would allow two additional seats on its Board of Directors to be filled by the Treasury Department in the event the Company should default on six dividend payments, whether or not consecutive, due on its Series D Preferred Stock.  A copy of the Side Letter is attached as Exhibit 10.3 annexed hereto.

On January 12, 2009, the Board of Directors adopted an amendment to the Company’s by-laws to provide that for so long as the Series D Preferred Stock is outstanding, that whenever the Company misses six dividend payments on the Series D Preferred Stock, whether or not consecutive, that the authorized number of directors shall automatically be increased by two (but not in excess of the maximum number of directors then authorized in the by-laws).  A copy of the Amendment to the By-laws is attached as Exhibit 3.2 hereto.

Item 8.01   Other Events

On January 14, 2009, the Company issued a news release announcing the consummation of the transactions described above.  A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial statements and exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Certificate of Determination for the Series D Preferred Stock

3.2	Amendment to By-laws

4.1	Form of Certificate for the Series D Preferred Stock

10.1

Letter Agreement dated January 9, 2009, between Mission Community Bancorp and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series D Preferred Stock

10.2	Side Letter Agreement dated January 9, 2008 amending Stock Purchase Agreement between Mission Community Bancorp and The Department of the Treasury

10.3	Side Letter Agreement dated January 9, 2009 between Mission Community Bancorp and The Department of Treasury regarding maintenance of two open seats on Board of Directors

10.4	Side Letter Agreement dated January 9, 2009 between Mission Community Bancorp and The Department of the Treasury regarding CDFI status.

99.1	Press release dated January 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2009	MISSION COMMUNITY BANCORP

	By:	/s/ Anita M. Robinson
Anita M. Robinson
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Determination for the Series D Preferred Stock

3.2	Amendment to By-laws

4.1	Form of Certificate for the Series D Preferred Stock

10.1

Letter Agreement dated January 9, 2009, between Mission Community Bancorp and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series D Preferred Stock

10.2	Side Letter Agreement dated January 9, 2008 amending Stock Purchase Agreement between Mission Community Bancorp and The Department of the Treasury

10.3	Side Letter Agreement dated January 9, 2009, between Mission Community Bancorp and The Department of Treasury regarding maintenance of two open seats on Board of Directors

10.4	Side Letter Agreement dated January 9, 2009 between Mission Community Bancorp and The Department of the Treasury regarding CDFI status.

99.1	Press release dated January 14, 2009